Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration Permian, Inc.
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 23, 2020, relating to the consolidated financial statements of Riley Exploration – Permian, LLC appearing in the Company’s Form 8-K/A filed on April 22, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
May 6, 2021